Exhibit 10.3

                               SUBLEASE AGREEMENT

                                     BETWEEN

              AMERICAN SKANDIA INFORMATION SERVICES AND TECHNOLOGY
                             CORPORATION, SUBLESSOR

                                       AND

            ENHANCED CARE INITIATIVES OF CONNECTICUT, INC., SUBLESSEE


            Building Address:   6 Corporate Drive
                                Shelton, Connecticut












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                               SUBLEASE AGREEMENT
                6 CORPORATE DRIVE (FORMERLY, 4 ENTERPRISE DRIVE)
                              SHELTON, CONNECTICUT

SUBLEASE AGREEMENT ("Sublease") made as of September , 2004, by and between AMERICAN SKANDIA INFORMATION AND TECHNOLOGY CORPORATION, a Delaware corporation with offices c/o Prudential Insurance Company of America, Two Gateway Center-17th Floor, Newark, New Jersey 07102 ("Sublessor") and ENHANCED CARE INITIATIVES OF CONNECTICUT, INC., a Connecticut corporation, having an office at 6 Corporate Drive, Shelton, Connecticut 06484 ("Sublessee").

                                   WITNESSETH:

WHEREAS, pursuant to a lease dated October 30, 2000, between 4 Enterprise Drive-Shelton LLC, as Landlord ("Landlord"), and Sublessor, as Tenant ("Prime Lease"), Landlord leased to Sublessor the entire 4th and 5th Floors, containing approximately 53,650 rentable square feet ("Premises"), in the building located at 4 Enterprise Drive (now known as 6 Corporate Drive), Shelton, Connecticut ("Building").

WHEREAS, Sublessor desires to sublease to Sublessee and Sublessee desires to sublease from Sublessor a portion of the Premises on the 4th Floor, containing approximately 4,167 rentable square feet and shown outlined on the Floor Plan annexed hereto as EXHIBIT A and made a part hereof ("Subleased Premises"), on the terms, covenants and conditions hereinafter provided.

NOW, THEREFORE, Sublessor and Sublessee covenant and agree as follows:

1.       SUBLEASE

Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Subleased Premises which the parties acknowledge and agree contain approximately 4,167 rentable square feet for all purposes under the Sublease.

2.       TERM

         The term ("Term") of this Sublease shall be for 5 years and shall commence 10 days from the date of Landlord's substantial completion of the Building standard tenant improvement work in the Subleased Premises as evidenced by the issuance of a Certificate of Occupancy for the Subleased Premises ("Commencement Date") and expire five (5) years thereafter, unless renewed or sooner terminated pursuant to any provision set forth herein or in the Prime Lease. Sublessor and Sublessee shall confirm the Commencement and Expiration Dates of the Term in a written agreement.

         Sublessor hereby grants Sublessee access to the Subleased Premises during the 10-day period prior to the Commencement Date in order to install Sublessee's telephone equipment, furniture, office equipment and other personal property in the Subleased Premises. Such early access to the Subleased Premises shall be upon all the terms and conditions contained in the Prime Lease (as it pertains to the Sublease) and this Sublease, including Article 11. MUTUAL INDEMNIFICATION and Article 12. LIABILITY INSURANCE, except that Sublessee shall not be obligated to pay any Base Rent or additional rent during said period prior to the Commencement Date.

3.       BASE RENT

During the entire Term, Sublessee shall pay Sublessor, as rent for the Subleased Premises, the following annual sums ("Base Rent"), in equal monthly installments, in advance on the first day of each month, without setoff or deduction whatsoever:

   PERIOD          ANNUAL BASE RENT  MONTHLY BASE RENT  ANNUAL RATE PER RENTABLE
                                                        SQUARE FOOT

 11/1/04-2/28/05         $0.00            $0.00               $0.00
 3/1/05-2/28/06          $33,684.00       $2,806.00           $8.08
 3/1/06-10/31/06         $58,338.00       $4,862.00           $14.00
 11/1/06-10/31/07        $62,505.00       $5,209.00           $15.00
 11/1/07-10/31/08        $66,672.00       $5,556.00           $16.00
 11/1/08-10/31/09        $70,839.00       $5,903.00           $17.00

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4.       ADDITIONAL RENT

In addition to the Base Rent under paragraph 3 above, commencing on the Commencement Date, Sublessee shall pay Sublessor, as additional rent,

         (a) "Taxes" under Article II of the Prime Lease, using a "Sublessee's Pro Rata Share" of 2.80% (i.e. 4,167 rentable square feet for the Subleased Premises divided by 149,040 rentable square feet contained in the Building).

         (b) Operating Expenses under Article II of the Prime Lease, based upon a "Sublessee's Pro Rata Share" of 2.80% (i.e. 4,167 rentable square feet for the Subleased Premises divided by 149,040 rentable square feet contained in the Building).

         (c) Utilities, including electricity for Sublessee's lighting and office equipment, in accordance with Article IX of the Prime Lease. The rate currently is $1.25 per square foot and is subject to the provisions of the master lease.

Notwithstanding anything in the Prime Lease to the contrary, any additional rent payable by Sublessee hereunder Shall be payable within twenty (20) days after Sublessee's receipt of an invoice therefor from Sublessor, together with backup documentation substantiating the calculation of the additional rent due.

5.       RENT PAYMENTS

All Base Rent, Additional Rent and other charges payable by Sublessee to Sublessor shall be forwarded to:

                    Scribcor Lease Administration LLC,
                    as Agent for Prudential Insurance
                    P.O. Box 809209
                    Chicago, Illinois 60680-9209
                    Tax Identification Number: 22-1211670

All checks shall be made payable to "Scribcor Lease Administration L.L.C., as agent for Prudential Insurance ".

6.       LATE CHARGES

In the event that Sublessee shall fail to pay Base Rent or any additional rent within five (5) days after its due date, Sublessee shall pay an automatic late charge to Sublessor of $.05 for each dollar overdue. In addition, in the event that Sublessee shall fail to pay Base Rent or any additional rent within thirty
(30) days after its due date, then from and after the thirty-first (31st) day until the date Sublessee finally pays the Base Rent or additional rent, Sublessee shall pay Sublessor interest at the rate of fifteen (15%) percent per annum with respect to the delinquent amount. Such late charges shall be deemed additional rent for all purposes under this Sublease. Notwithstanding the foregoing, two (2) times each year of the Term, Sublessor shall give Sublessee notice of late payment of Base Rent and/or additional rent and Sublessee shall have ten (10) days after receipt of Sublessor's notice before the first two (2) late charges are imposed for each year.

7.       USE

Sublessee shall use and occupy the Subleased Premises for the purposes permitted under, and in a manner consistent with, the provisions of the Prime Lease.

8.       CONDITION OF SUBLEASED PREMISES

Sublessee acknowledges that Sublessee is hiring the Subleased Premises in "as is" condition. In making and executing this Sublease, Sublessee has not relied upon or been induced by any statements or representations of any person with respect to the physical condition of the Subleased Premises. Except for the fit-up work to be performed by Lessor, detailed on Exhibit C, Sublessee has relied solely on its own investigations, examinations and inspections

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of the Subleased  Premises.  Notwithstanding the foregoing,  however,  Sublessor represents that it is not aware of any material defect in the Subleased Premises or the Building.

9.       SUBORDINATION

Sublessor and Sublessee confirm and agree that this Sublease is subject and subordinate to all of the terms, covenants and conditions of the Prime Lease and to the matters to which the Prime Lease shall be subordinate, each as it pertains to the Subleased Premises.

10.      INCORPORATION OF PRIME LEASE TERMS

The terms, covenants and conditions contained in the Prime Lease are hereby incorporated herein and shall, as between Sublessor and Sublessee and as they pertain to the Subleased Premises, constitute the terms, covenants and conditions of this Sublease, except to the extent otherwise specifically set forth in this Sublease, except to the extent inconsistent with the terms and conditions of this Sublease, and except to the extent not applicable to the Subleased Premises. As between the parties hereto, Sublessor agrees to observe and perform the terms, covenants and conditions on its part to be observed and performed hereunder and under the Prime Lease and Sublessee agrees to be bound by the provisions of the Prime Lease as it pertains to the Subleased Premises and to keep, observe and perform the terms, covenants and conditions pertaining to the Subleased Premises on its part to be kept, observed and performed hereunder as well as those applicable terms, covenants and conditions to be observed and performed by Sublessor as Tenant under the Prime Lease with respect to the Subleased Premises. The remedies of the parties, as Sublessor and Sublessee hereunder, shall be the same as the respective remedies of the Landlord and the Tenant under the Prime Lease with respect to the Subleased Premises. Sublessee shall in no case have any rights with respect to the Subleased Premises greater than Sublessor's rights as Tenant under the Lease, and Sublessor shall have no liability to Sublessee for any matter or thing for which Sublessor does not have co-extensive rights as Tenant under the Lease.

The following articles and provisions of the Prime Lease do not apply to, and shall not be a part of, this Sublease:

            ARTICLE                     PAGE

   1.01,1.02,1.03,1.04, 1.05 & 1.07     1-3
            Article III                 7-8 (with the exception of Section 3.01)

            Article IV                  8-10
            Article XV                  24

11.      MUTUAL INDEMNIFICATION

Neither Sublessor nor Sublessee shall do or permit to be done any act or thing in or with respect to the Subleased Premises which will constitute a breach or violation of any of the terms, covenants or conditions of the Prime Lease which pertain to the Subleased Premises. Each shall indemnify the other, defend and hold the other harmless from and against all claims, losses, costs, expenses (including reasonable attorney's fees), damages and liability, which the other may pay or incur by reason of (i) any breach or default by Sublessee or Sublessor under this Sublease, (ii) any work done in or to the Subleased Premises by Sublessee or Sublessor or its servants, employees or contractors,
(iii) any act, omission, negligence or other fault on the part of Sublessee or Sublessor or any of their servants, employees, agents, contractors, invitees or licensees, (iv) any accident, injury or damage whatsoever to any person, firm or corporation occurring during the Term in the Subleased Premises, and (v) any holdover by Sublessee in the Subleased Premises beyond the expiration date of the Sublease.

12.      LIABILITY INSURANCE

At all times during the Term, Sublessee shall, at its own cost and expense, provide and keep in force for the benefit of Landlord, Sublessee and Sublessor, commercial general liability insurance against claims for bodily injury, death or property damage occurring in, on or about the Subleased Premises, with limits as specified in the Prime Lease. The insurance to be provided and kept in force hereunder by Sublessee shall include Sublessee, as insured, and Sublessor and Landlord, as additional insureds. Said policy shall be obtained by Sublessee and certificates thereof delivered to Sublessor promptly after the signing of this Sublease. Said policy shall be for a period of not less than one year and shall contain a provision whereby the same cannot be materially changed or canceled unless Sublessor is given at least thirty (30) days' written notice of such material change or cancellation. Sublessee shall obtain and

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pay for renewals of such  insurance  from time to time at least thirty (30) days before the expiration thereof, and Sublessee shall promptly deliver certificates thereof to Sublessor. Any insurance required to be provided by Sublessee pursuant to this Sublease may be provided by blanket insurance covering the Subleased Premises and other properties of Sublessee upon condition that (i) the amount of the insurance allocated to the Subleased Premises shall be such as to furnish in protection the equivalent of separate insurance in the amounts herein
provided,   (ii)  such  blanket  insurance   complies  with  all  of  the  other
requirements of this Sublease and is acceptable to the Sublessor and the Landlord, and (iii) certificates of such insurance are delivered to Sublessor and Landlord. Sublessee shall obtain and pay for insurance on its equipment, furnishings, furniture and other personal property in the Subleased Premises as it deems reasonable or appropriate.

13.      RESTRICTION ON ASSIGNMENTS, ETC.

Sublessee shall not, by operation of law or otherwise, assign, mortgage, pledge or encumber this Sublease, or underlet or suffer or permit all or any part of the Subleased Premises to be used or occupied by others, without the prior written consent of Landlord (to the extent required under the Prime Lease) and Sublessor in each instance, which consent as to Sublessor shall not be unreasonably withheld, conditioned or delayed. Nothwithstanding the foregoing, without Sublessor's consent but upon at least ten (10) days' prior notice to Sublessor, Sublessee may assign this Sublease or sublet the Subleased Premises to any affiliate of Sublessee, or in connection with any merger, consolidation or sale of all or substantially all (i.e., more than 80%) of Sublessee's assets. For purposes of the foregoing, "affiliate" shall mean any entity which, directly or indirectly, controls, is under control by, or under common control with, Sublessee.

14.      ALTERATIONS

Sublessee shall not perform any additions, alterations and improvements to the Subleased Premises, or any part thereof, without the prior written consent of Landlord (to the extent required under the Prime Lease) and Sublessor, and otherwise in full compliance with all of the applicable terms, covenants and conditions of the Prime Lease.

15.      APPROVALS

In any instance where the approval or consent of Sublessor or Sublessee is required hereunder, such consent or approval shall not be unreasonably withheld or delayed. However, any refusal by Sublessor to consent or approve any matter requested by Sublessee shall be deemed reasonable if Landlord has refused to give consent or approval thereto whenever such consent or approval is necessary under the Prime Lease.

16.      NOTICES

Any notice, demand, bill, invoice, statement or communication which either Sublessor or Sublessee may desire or be required to give to the other in connection with this Sublease shall be in writing and shall be deemed to have been sufficiently given if sent by (i) Certified or Registered Mail, Return
Receipt Requested, or (ii) a nationally recognized overnight courier, such as Airborne Express, Federal Express or United Parcel, to such other party at the following addresses:

To Sublessor:                 American Skandia Information Services and
                              Technology Corporation
                              C/o The Prudential Insurance Company of America
                              Corporate Real Estate - Lease Administration
                              P.O. Box 1079
                              Newark, New Jersey 07101-1079

Overnight Delivery:           American Skandia Information Services and
                              Technology Corporation
                              C/o The Prudential Insurance Company of America
                              Corporate Real Estate - Lease Administration
                              Two Gateway Center - 17th Floor
                              Newark, New Jersey 07102

         To Sublessee:        Enhanced Care Initiatives of Connecticut, Inc.
                              6 Corporate Drive
                              Shelton, Connecticut 06484
                              Attention:

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With a copy to:



         To Landlord:         4 Enterprise Drive -Shelton LLC
                              C/o R. D. Scinto
                              One Corporate Drive
                              Shelton, Connecticut 06484
                              Attention: Mr. Robert D. Scinto

Each such bill, invoice, statement, notice or communication shall be deemed to have been delivered on the date when the original of same is received.

17.      TIME LIMITS

The time limits set forth in the Prime Lease for the performance of any act or the making of any payment are, for the purposes of this Sublease, changed so that the time of Sublessee in a particular case hereunder to do or perform any act or make any payment shall be three days less than the time of Sublessor as tenant under the Prime Lease to do so in such case, provided, however, that unless otherwise specifically so provided in this Sublease, in no event shall such time be less than ten (10) days after Sublessee's receipt of Sublessor's notice of the requirement of any such payment or performance of any such act.

18.      SERVICES

Sublessee shall be entitled to receive all of the services pertaining to the Subleased Premises which Sublessor is entitled to receive under the Prime Lease. Sublessee recognizes that such services are to be supplied by Landlord and not by Sublessor. In the event that Landlord shall fail to supply such services or shall refuse to comply with any of the provisions of the Prime Lease insofar as they affect Sublessee's occupancy of the Subleased Premises, Sublessor shall, at the written request of Sublessee, request Landlord to so comply and if Landlord shall fail or refuse to do so then, to the extent permitted by the terms of the Prime Lease, Sublessee shall have the right to exercise, in its own name and in the name of Sublessor, all of the rights to enforce performance on the part of Landlord as are available to Sublessor, provided that the same shall be without cost, expense or liability to Sublessor. Sublessor shall be under no liability to Sublessee in the event of the failure by Landlord to supply any services, unless the same is due to the fault of Sublessor.

19.      LANDLORD'S CONSENT

This Sublease is subject to the consent of Landlord and shall have no effect until Landlord shall have given its written consent to this Sublease and Sublessor shall use its best efforts to obtain such consent. If Landlord shall refuse to consent to this Sublease, Sublessor shall not be obligated to take any legal action to obtain such consent, and this Sublease shall be deemed null and void and of no force and effect.

20.      BROKERAGE

Sublessor and Sublessee warrant and represent to each other that in connection with this Sublease, neither has dealt with any brokers other than GVA Williams Real Estate (represented by Ken Abrahams) and REMAX of Trumbull, Connecticut. Sublessor and Sublessee shall each indemnify, defend and hold the other harmless (including the payment of attorney's fees) from any claim of any other broker that Sublessee or Sublessor had, or is alleged to have had, dealings with concerning this Sublease. Sublessor will pay GVA Williams Real Estate and GVA Williams Real Estate shall pay REMAX of Trumbull, Connecticut commissions in accordance with the terms of separate agreements.

21.      TERMINATION OF PRIME LEASE

If for any reason whatsoever the Prime Lease shall be terminated prior to the Expiration Date of this Sublease, this Sublease shall thereupon be IPSO FACTO terminated and Sublessor shall not be liable to Sublessee by reason thereof, unless said termination shall have been effected because of a default on the part of Sublessor as Tenant under the Prime Lease which was not the result of a default by Sublessee, or a default on the part of Sublessor under this Sublease. Notwithstanding anything in this Sublease to the contrary, so long as Sublessee is not in default hereunder, Sublessor shall not terminate the Prime Lease prior to the expiration date of this Sublease, and shall not

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otherwise  modify or amend the Prime Lease in any manner  which will  materially and adversely affect any right or obligation of Sublessee under this Sublease.


22.      SURRENDER OF SUBLEASED PREMISES; HOLDING OVER

(a) This Sublease shall expire and Sublessee shall deliver up and surrender possession of the Subleased Premises to Sublessor on the last day of the term hereof. Upon the expiration or sooner termination of this Sublease, Sublessee covenants to deliver up and surrender possession of the Subleased Premises in the same condition in which Sublessee has agreed to maintain and keep the same during the term of this Sublease in accordance with the provisions of this Sublease and the Prime Lease, normal wear and tear excepted.

(b) Upon the failure of Sublessee to surrender possession of the Subleased Premises to Sublessor upon the expiration or sooner termination of this Sublease without the consent of Sublessor, Sublessee shall pay to Sublessor an amount equal to 1.5 the then current Base Rent and Additional Rent required to be paid by Sublessee under this Sublease, applied to any period in which Sublessee shall remain in possession after the expiration or sooner termination of this Sublease. Acceptance by Sublessor of Base Rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this paragraph are in addition to and do not affect Sublessor's right to reentry or any other rights of Sublessor hereunder or otherwise provided by law.

(c) In addition to the foregoing provisions, Sublessee hereby covenants and agrees to indemnify and hold Sublessor harmless from and against all costs and expenses, including legal fees and any judgment for monetary damages, incurred and/or paid by Sublessor under the Prime Lease as a result of Sublessee's holdover.

23.      CAPTIONS

The captions in this Sublease are used for convenience and reference only and are not to be taken as part of this Sublease or to be used in determining the intent of the parties or otherwise interpreting this Sublease.

24.      SUCCESSORS AND ASSIGNS

This Sublease shall be binding upon and inure to the benefit of Sublessor and Sublessee and their respective successors and permitted assigns.

25.      SECURITY DEPOSIT

         Together with Sublessee's execution and delivery of this Sublease, Sublessee shall deposit with Sublessor the sum of Thirteen Thousand Five Hundred Forty-Three and 00/100 ($13,543.00) DOLLARS ("Security Deposit") to be held as collateral security for the payment of the Base Rent, additional rent and all other sums of money payable by Sublessee under this Sublease, and for the faithful performance of all other covenants and agreements of Sublessee under this Sublease. The Security Deposit, without interest, shall be repaid to Sublessee within 30 days after the expiration date of this Lease, provided Sublessee shall have made such payments and performed all such covenants and agreements. Upon any default by Sublessee hereunder, at Sublessor's sole option, Sublessor may apply all or part of the Security Deposit on account of such default, and thereafter Sublessee shall promptly restore the original amount of the Security Deposit.

         Provided that Sublessee has not been in default under the Sublease at anytime during the first two (2) years of the Term, then the amount of the Security Deposit shall be reduced to $9,029.00 at the beginning of the 3rd year of the Term.

         At Sublessee's option and expense, Sublessee may elect to post as the Security Deposit an irrevocable and unconditional letter of credit in the amount of $13,543.00, in the name of Sublessor as Beneficiary and issued by a bank reasonably satisfactory to Sublessor. At least thirty (30) days prior to the expiration date of the letter of credit, Sublessee shall deliver to Sublessor a replacement (i.e. renewal) letter of credit. Sublessor shall have the right to draw all amounts available under the letter of credit or any replacement letter of credit:


         i. At any time upon the occurrence of any uncured event of default under this Sublease; or

         ii. Upon Sublessee's failure to deliver a replacement letter of credit.

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26.      MISCELLANEOUS

(a) Sublessor represents that the copy of the Prime Lease attached hereto as EXHIBIT B is a true, full and complete copy of the Prime Lease.

(b) Sublessor represents that: (i) Sublessor has not received any notice of default or termination of the Prime Lease; (ii) the Prime Lease is in full force and effect; (iii) Sublessor is not in default of the Prime Lease and, to the best of Sublessor's knowledge, Landlord is not in default of the Prime Lease;
(iv) Sublessor shall not enter into any agreement that will modify or amend the Prime Lease so as to increase or materially affect the obligations of Sublessee pursuant to this Sublease, or adversely affect Sublessee's right to use and occupy the Subleased Premises or any other rights of Sublessee under this Sublease; and (iv) Sublessor has full right and authority to enter into this Sublease.

(c) Sublessor covenants with Sublessee that Sublessor will keep the Master Lease in full force and effect at all times during the term hereof. Sublessor shall not amend or modify the Master Lease in any way which would increase Sublessee's obligations or liability hereunder or materially and adversely affect any right of Sublessee hereunder, whether actual or potential.

(d) The Sublessor covenants and agrees with the Sublessee that Sublessee shall peaceably and quietly have, hold and enjoy the Premises, for the term hereof, without hindrance or molestation from Sublessor or from any person lawfully claiming by, from or under the Sublessor, subject, however, to the exceptions, exculpations, reservations and conditions contained in this Sublease.

(e) In the event that either party hereof commences an action to enforce any of the provisions of this Sublease, the prevailing party in such action shall be entitled to collect all of the costs of such action (including, without limitation, attorney's fees and court costs) from the other party.

27.      Landlord's Work

At Landlord's expense, Landlord shall (i) demise the Subleased Premises and (ii) fit-out the Subleased Premises for Sublessee in Landlord's Building standard manner in accordance with the provisions of the Prime Lease.


IN WITNESS WHEREOF, this Sublease has been executed as of the day and year first above written.

WITNESS:                                    SUBLESSOR:
                                            AMERICAN SKANDIA INFORMATION
                                            SERVICES AND TECHNOLOGY CORPORATION



By: /s/                                     By: /s/
   -----------------------------               -------------------------------
                                               Name:
                                               Title:


ATTEST:                                     SUBLESSEE:
                                            ENHANCED CARE INITIATIVES OF
                                            CONNECTICUT, INC.



By: /s/                                     By: /s/
   -----------------------------               -------------------------------
                   Secretary                   Name:
                                               Title:


LANDLORD'S CONSENT:

         Landlord hereby consents to the foregoing Sublease Agreement and agrees to perform Landlord's obligations in Article 27 of the Sublease. Landlord further agrees that Landlord will not require Sublessor or Sublessee to remove the initial tenant improvement work or any approved alterations, or require restoration of the Subleased Premises at the end of the Term. Landlord further agrees to enter into a direct lease with Sublessee, on the same terms and conditions contained in this Sublease, if the Prime Lease is terminated prior to the end of the Term of the Sublease.

4 ENTERPRISE DRIVE-SHELTON LLC


By: /s/ Robert D. Scinto
   ------------------------------------
        Robert D. Scinto, President

                                    EXHIBIT A

                        FLOOR PLAN OF SUBLEASED PREMISES

                                   EXHIBIT B

                                  PRIME LEASE